Exhibit 99.2

INDEX TO FINANICAL STATEMENTS

Page
MEMORIAL RESOURCE DEVELOPMENT CORP.
Unaudited Pro Forma Condensed Combined Financial Statements
Introduction	F-2
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014	F-4
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2014 and the Year Ended December 31, 2013	F-5
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-7

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are a Delaware corporation (“MRDC”) formed by Memorial Resource Development LLC (“MRD LLC”) in January 2014 to own and acquire oil and natural gas properties in North America. MRD LLC is a Delaware limited liability company formed on April 27, 2011 by Natural Gas Partners VIII, L.P. (“NGP VIII”), Natural Gas Partners IX, L.P. (“NGP IX”) and NGP IX Offshore Holdings, L.P. (“NGP IX Offshore”) (collectively, the “Funds”) to own, acquire, exploit and develop oil and natural gas properties. The Funds are private equity funds managed by Natural Gas Partners (“NGP”).

On June 18, 2014, we completed our initial public offering (“IPO”). In connection with the closing of our IPO, the Funds contributed all of their interests in MRD LLC to MRD Holdco LLC (“MRD Holdco”). MRD LLC and its consolidated subsidiaries, which is our accounting predecessor, contributed the following to us in exchange for shares of our common stock (which MRD LLC immediately distributed to MRD Holdco): (1) 100% of its ownership interests in Classic Hydrocarbons Holdings, L.P. (“Classic”), Classic Hydrocarbons GP Co., L.L.C. (“Classic GP”), Black Diamond Minerals, LLC (“Black Diamond”), Beta Operating Company, LLC (“Beta Operating”), MRD Operating LLC (“MRD Operating”) and Memorial Production Partners GP LLC (“MEMP GP”), which owns a 0.1% general partner interest and 50% of the incentive distribution rights in Memorial Production Partners LP (“MEMP”), and (2) its 99.9% membership interest in WildHorse Resources, LLC (“WildHorse Resources”). In addition, certain former management members of WildHorse Resources contributed to us the remaining 0.1% membership interest in WildHorse Resources as well as exchanged their incentive units in exchange for shares of our common stock and cash consideration. MRD LLC merged into MRD Operating on June 27, 2014 upon the discharge of the indenture governing the $350.0 million 10.00% / 10.75% Senior PIK toggle notes due 2018 (“PIK notes”). Prior to this merger, MRD LLC distributed the following to MRD Holdco: (i) its interests in BlueStone Natural Resources Holdings, LLC (“BlueStone Holdings”), Golden Energy Partners LLC (“Golden Energy”) and Classic Pipeline & Gathering, LLC (“Classic Pipeline”) as well as two immaterial subsidiaries that were formed subsequent to December 31, 2013, (ii) the MEMP subordinated units, (iii) the right to the remaining cash to be released from the debt service reserve account in connection with the redemption or earlier discharge of the PIK notes plus the cash received from us in reimbursement of the interest paid on June 15, 2014 in respect of the PIK notes and (iv) approximately $6.7 million of cash received by MRD LLC in connection with the sale of Golden Energy Partners LLC’s assets in May 2014.

We control MEMP through our ownership of MEMP GP. MEMP is a publicly traded limited partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. Due to our control of MEMP through the ownership of its general partner, we are required to consolidate MEMP for accounting and financial reporting purposes.

We have two reportable business segments, both of which are engaged in the acquisition, exploitation, development and production of oil and natural gas properties:

•	MRD—reflects all of our consolidating subsidiaries except for MEMP and its subsidiaries.

•	MEMP—reflects the consolidated and combined operations of MEMP and its subsidiaries.

On July 1, 2014, MEMP acquired certain oil producing properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming from Merit Energy Company, LLC and certain of its affiliates (“Merit Energy”) for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments, with an effective date of April 1, 2014 (the “Wyoming Acquisition”). The following unaudited pro forma condensed combined financial information reflects the historical financial statements of our predecessor adjusted on a pro forma basis to give effect to the Wyoming Acquisition.

The unaudited pro forma condensed combined balance sheet is based on the unaudited March 31, 2014 MRD LLC balance sheet and includes pro forma adjustments to give effect to the Wyoming Acquisition as if that transaction occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 is based on the unaudited statement of operations of MRD LLC and the unaudited statement of revenues and direct operating expenses of the Wyoming Acquisition for the three months ended March 31, 2014, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of MRD LLC and the audited statement of revenues and direct operating expenses of the Wyoming Acquisition for the year ended December 31, 2013, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013.

The pro forma adjustments to our predecessor’s historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on MRDC.

The unaudited pro forma combined financial statements of MRDC are not necessarily indicative of the results that actually would have occurred if MEMP had completed the Wyoming Acquisition or the related financing transactions on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2014

	MRD LLC Historical	Pro Forma Adjustments		MRDC Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$39,519	$917,434	(a)	$39,519
		(917,434	)(b)
Restricted cash	35,003	—		35,003
Accounts receivable:
Oil and natural gas sales	80,090	—		80,090
Joint interest owners and other	21,885	—		21,885
Affiliates	3,320	—		3,320
Short-term derivative instruments	2,481	—		2,481
Prepaid expenses and other current assets	20,122	—		20,122

Total current assets	202,420	—		202,420
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	3,338,982	921,395	(b)	4,260,377
Other	9,878	—		9,878
Accumulated depreciation, depletion and impairment	(668,715)	—		(668,715)

Oil and natural gas properties, net	2,680,145	921,395	(b)	3,601,540
Long-term derivative instruments	31,775	—		31,775
Restricted investments	74,211	—		74,211
Restricted cash	15,506	—		15,506
Other long–term assets	35,034	2,334	(b)	37,368

Total assets	$3,039,091	$923,729		$3,962,820

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$19,491	$—		$19,491
Accounts payable – affiliates	3,727	—		3,727
Revenues payable	69,209	—		69,209
Accrued liabilities	119,426	2,796	(b)	122,222
Short-term derivative instruments	27,378	—		27,378

Total current liabilities	239,231	2,796		242,027
Long-term debt—MRD Segment	939,496	—		939,496
Long-term debt—MEMP Segment	988,435	917,434	(a)	1,905,869
Asset retirement obligations	113,105	3,499	(b)	116,604
Long-term derivative instruments	11,262	—		11,262
Other long-term liabilities	5,249	—		5,249

Total liabilities	2,296,778	923,729		3,220,507
Commitments and contingencies
Equity:
Members’ equity	222,889	—		222,889
Noncontrolling interests	519,424	—		519,424

Total equity	742,313	—		742,313

Total liabilities and equity	$3,039,091	$923,729		$3,962,820

The accompanying notes are an integral part of this unaudited pro forma financial information.

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

	MRD LLC Historical	Wyoming Acquisition Historical	Pro Forma Adjustments		MRDC Pro Forma Combined
Revenues:
Oil & natural gas sales	$189,917	$47,398	$—		$237,315
Pipeline tariff income and other	911	—	—		911

Total revenues	190,828	47,398	—		238,226

Costs and expenses:
Lease operating	33,682	12,306	—		45,988
Pipeline operating	489	—	—		489
Exploration	146	—	—		146
Production and ad valorem taxes	8,584	6,206	—		14,790
Depreciation, depletion, and amortization	57,679	—	15,396	(c)	73,075
General and administrative	18,762	—	—		18,762
Accretion of asset retirement obligations	1,521	—	70	(c)	1,591
(Gain) loss on commodity derivative instruments	59,482	—	—		59,482
(Gain) loss on sale of properties	(110)	—	—		(110)
Other, net	(12)	—	—		(12)

Total costs and expenses	180,223	18,512	15,466		214,201

Operating income (loss)	10,605	28,886	(15,466)		24,025
Other income (expense):
Interest expense, net	(34,052)	—	(4,610	)(d)	(38,773)
			(111	)(e)
Other, net	31	—	—		31

Total other income (expense)	(34,021)	—	(4,721)		(38,742)

Income (loss) before income taxes	(23,416)	28,886	(20,187)		(14,717)
Income tax benefit (expense)	(100)	—	—		(100)

Net income (loss)	$(23,516)	$28,886	$(20,187)		$(14,817)

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	MRD LLC Historical	Wyoming Acquisition Historical	Pro Forma Adjustments		MRDC Pro Forma Combined
Revenues:
Oil & natural gas sales	$571,948	$186,421	$—		$758,369
Pipeline tariff income and other	3,075	—	—		3,075

Total revenues	575,023	186,421	—		761,444

Costs and expenses:
Lease operating	113,640	53,104	—		166,744
Pipeline operating	1,835	—	—		1,835
Exploration	2,356	—	—		2,356
Production and ad valorem taxes	27,146	26,810	—		53,956
Depreciation, depletion, and amortization	184,717	—	58,868	(c)	243,585
Impairment of proved oil and natural gas properties	6,600	—	—		6,600
General and administrative	125,358	—	—		125,358
Accretion of asset retirement obligations	5,581	—	280	(c)	5,861
(Gain) loss on commodity derivative instruments	(29,294)	—	—		(29,294)
(Gain) on sale of properties	(85,621)	—	—		(85,621)
Other, net	649	—	—		649

Total costs and expenses	352,967	79,914	59,148		492,029

Operating income	222,056	106,507	(59,148)		269,415
Other income (expense):
Interest expense, net	(69,250)	—	(29,817	)(d)	(99,512)
			(445	)(e)
Other, net	145	—	—		145

Total other income (expense)	(69,105)	—	(30,262)		(99,367)

Income (loss) before income taxes	152,951	106,507	(89,410)		170,048
Income tax benefit (expense)	(1,619)	—	—		(1,619)

Net income (loss)	$151,332	$106,507	$(89,410)		$168,429

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

We are a Delaware corporation (“MRDC”) formed by Memorial Resource Development LLC (“MRD LLC”) in January 2014 to own and acquire oil and natural gas properties in North America. MRD LLC is a Delaware limited liability company formed on April 27, 2011 by Natural Gas Partners VIII, L.P. (“NGP VIII”), Natural Gas Partners IX, L.P. (“NGP IX”) and NGP IX Offshore Holdings, L.P. (“NGP IX Offshore”) (collectively, the “Funds”) to own, acquire, exploit and develop oil and natural gas properties. The Funds are private equity funds managed by Natural Gas Partners (“NGP”).

On June 18, 2014, we completed our initial public offering (“IPO”). In connection with the closing of our IPO, the Funds contributed all of their interests in MRD LLC to MRD Holdco LLC (“MRD Holdco”). MRD LLC and its consolidated subsidiaries, which is our accounting predecessor, contributed the following to us in exchange for shares of our common stock (which MRD LLC immediately distributed to MRD Holdco): (1) 100% of its ownership interests in Classic Hydrocarbons Holdings, L.P. (“Classic”), Classic Hydrocarbons GP Co., L.L.C. (“Classic GP”), Black Diamond Minerals, LLC (“Black Diamond”), Beta Operating Company, LLC (“Beta Operating”), MRD Operating LLC (“MRD Operating”) and Memorial Production Partners GP LLC (“MEMP GP”), which owns a 0.1% general partner interest and 50% of the incentive distribution rights in Memorial Production Partners LP (“MEMP”), and (2) its 99.9% membership interest in WildHorse Resources, LLC (“WildHorse Resources”). In addition, certain former management members of WildHorse Resources contributed to us the remaining 0.1% membership interest in WildHorse Resources as well as exchanged their incentive units in exchange for shares of our common stock and cash consideration. MRD LLC merged into MRD Operating on June 27, 2014 upon the discharge of the indenture governing the $350.0 million 10.00% / 10.75% Senior PIK toggle notes due 2018 (“PIK notes”). Prior to this merger, MRD LLC distributed the following to MRD Holdco: (i) its interests in BlueStone Natural Resources Holdings, LLC (“BlueStone Holdings”), Golden Energy Partners LLC (“Golden Energy”) and Classic Pipeline & Gathering, LLC (“Classic Pipeline”) as well as two immaterial subsidiaries that were formed subsequent to December 31, 2013, (ii) the MEMP subordinated units, (iii) the right to the remaining cash to be released from the debt service reserve account in connection with the redemption or earlier discharge of the PIK notes plus the cash received from us in reimbursement of the interest paid on June 15, 2014 in respect of the PIK notes and (iv) approximately $6.7 million of cash received by MRD LLC in connection with the sale of Golden Energy Partners LLC’s assets in May 2014.

We control MEMP through our ownership of MEMP GP. MEMP is a publicly traded limited partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. Due to our control of MEMP through the ownership of its general partner, we are required to consolidate MEMP for accounting and financial reporting purposes.

We have two reportable business segments, both of which are engaged in the acquisition, exploitation, development and production of oil and natural gas properties:

•	MRD—reflects all of our consolidating subsidiaries except for MEMP and its subsidiaries.

•	MEMP—reflects the consolidated and combined operations of MEMP and its subsidiaries.

On July 1, 2014, MEMP acquired certain oil producing properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming from Merit Energy Company, LLC and certain of its affiliates (“Merit Energy”) for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments, with an effective date of April 1, 2014 (the “Wyoming Acquisition”). The following unaudited pro forma condensed combined financial information reflects the historical financial statements of our predecessor adjusted on a pro forma basis to give effect to the Wyoming Acquisition.

MEMP funded the Wyoming Acquisition through borrowings under its $2.0 billion multi-year revolving credit facility. Upon the closing of the Wyoming Acquisition, the borrowing base under the Partnership’s revolving credit facility was increased from $870.0 million to $1.44 billion.

The unaudited pro forma condensed combined balance sheet is based on the unaudited March 31, 2014 MRD LLC balance sheet and includes pro forma adjustments to give effect to the Wyoming Acquisition as if that transaction occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 is based on the unaudited statement of operations of MRD LLC and the unaudited statement of revenues and direct operating expenses of the Wyoming Acquisition for the three months ended March 31, 2014, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of MRD LLC and the audited statement of revenues and direct operating expenses of the Wyoming Acquisition for the year ended December 31, 2013, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma adjustments to our predecessor’s historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on MRDC.

MRDC believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. These unaudited pro forma condensed combined financial statements and the notes thereto should be read in conjunction with:

•	MRDC’s Registration Statement on Form S-1 and Form S-1/A;

•	MRDC’s prospectus filed pursuant to Rule 424(b)(4) and prospectus supplement filed pursuant to Rule 424(b)(3); and

•	Other information that MRDC has filed with the SEC.

Note 2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	Pro forma adjustment to reflect the cash proceeds related to borrowings by MEMP of $917.4 million, which includes $2.3 million of deferred financing costs, under its revolving credit facility.

(b)	Pro forma adjustments to record the use of the $917.4 million of borrowings under MEMP’s revolving credit facility to fund the Wyoming Acquisition:

(1)	To reflect estimated deferred financing costs of $2.3 million related to additional borrowings under the MEMP’s revolving credit facility; and

(2)	To reflect a $915.1 million cash payment to Merit Energy for the purchase price and record the estimated fair value of the assets acquired and liabilities assumed.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and year ended December 31, 2013:

(c)	Pro forma adjustment to reflect the depletion and depreciation on property and equipment and the accretion expense on asset retirement obligations.

(d)	Pro forma adjustment to reflect the incurrence of interest expense on $917.4 million of additional borrowings under MEMP’s revolving credit facility used to fund the Wyoming Acquisition. For the three months ended March 31, 2014 and year ended December 31, 2013, pro forma interest expense was based on a rate of 2.01% and 3.25%, respectively. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these additional borrowings by $0.3 million and $1.1 million for the three months ended March 31, 2014 and year ended December 31, 2013, respectively.

(e)	Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the Wyoming Acquisition were incurred on January 1, 2013.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3. Pro Forma Proved Reserves and Standardized Measure of Discounted Future Net Cash Flows

Estimated Quantities of Proved Oil and Natural Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

Proved reserves are those quantities of oil and natural gas that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will continue the project within a reasonable time.

As of December 31, 2013, all of the proved reserves included in the “MRD Segment Historical” and “MEMP Segment Historical” columns in the table below were prepared by third party reserve engineers. The proved reserves related to the probable Wyoming Acquisition appearing in the “Wyoming Acquisition Historical” column were prepared for Merit Energy utilizing year-end estimates of reserve quantities provided by third-party independent petroleum engineering consultants.

In accordance with SEC regulations, reserves at December 31, 2013 were estimated using the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period. All proved reserves are located in the United States and all prices are held constant in accordance with SEC rules.

The following table sets forth estimates of the net reserves as of December 31, 2013:

	December 31, 2013
	MRD Segment Historical	MEMP Segment Historical	Wyoming Acquisition Historical	MRDC Pro Forma Combined
Proved developed and undeveloped reserves:
Gas (MMcf)	802,254	607,139	—	1,409,393
Oil (MBbls)	11,311	39,149	28,575	79,035
NGLs (MBbls)	42,576	28,846	4,579	76,001

Total proved (MMcfe) (1)	1,125,577	1,015,105	198,924	2,339,606

Total proved developed (MMcfe)	367,641	616,893	188,508	1,173,042

Total proved undeveloped (MMcfe)	757,936	398,212	10,416	1,166,564

(1)	The MRDC pro forma combined reserves include 1,212,815 MMcfe related to the MEMP Segment and Wyoming Acquisition that would be attributable to noncontrolling interests based on a 0.1% ownership by MRDC.

A variety of methodologies are used to determine proved reserve estimates. The principal methodologies employed are reservoir simulation, decline curve analysis, volumetric, material balance, advance production type curve matching, petro-physics/log analysis and analogy. Some combination of these methods is used to determine reserve estimates in substantially all of our fields.

Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves

The standardized measure of discounted future net cash flows presented below is computed by applying first of month average prices, year-end costs and legislated tax rates and a discount factor of 10 percent to proved reserves. We do not believe the standardized measure provides a reliable estimate of MRDC’s expected future cash flows to be obtained from the development and production of its oil and gas properties or of the value of its proved oil and gas reserves. The standardized measure is prepared on the basis of certain prescribed assumptions including first of month average prices, which represent discrete points in time and therefore may cause significant variability in cash flows from year to year as prices change.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The December 31, 2013 pro forma standardized measure of discounted future net cash flows is as follows (in thousands):

	December 31, 2013
	MRD Segment Historical	MEMP Segment Historical	Wyoming Acquisition Historical	MRDC Pro Forma Combined
Future cash inflows	$5,722,848	$6,892,150	$2,977,811	$15,592,809
Future production costs	(1,587,374)	(2,719,024)	(1,266,229)	(5,572,627)
Future development costs	(1,352,945)	(685,858)	(76,400)	(2,115,203)

Future net cash flows for estimated timing of cash flows	2,782,529	3,487,268	1,635,182	7,904,979
10% annual discount for estimated timing of cash flows	(1,313,577)	(1,879,156)	(741,493)	(3,934,226)

Standardized measure of discounted future net cash flows (1)	$1,468,952	$1,608,112	$893,689	$3,970,753

(1)	The MRDC pro forma combined standardized measure of discounted future net cash flows include $2,499,299 related to the MEMP Segment and Wyoming Acquisition that would be attributable to noncontrolling interests based on a 0.1% ownership by MRDC.

Both the MRD Segment and MEMP Segment were subject to the Texas franchise tax, which has a maximum effective rate of 0.7% of gross income apportioned to Texas. Due to immateriality, the impact of this tax has been excluded from the above table.